United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 15, 2008 (December 12, 2008)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Comtech Telecommunications Corp. (the “Company”) entered into an Amendment to Rights Agreement, dated as of December 12, 2008 (the “Amendment”), amending the Rights Agreement dated as of December 15, 1998 (the “Rights Agreement”) between the Company and American Stock Transfer and Trust Company, as rights agent.  The amendment extends the term of the Rights Agreement and final expiration date of the Company’s outstanding rights thereunder, which would otherwise have expired as of the close of business on December 15, 2008, until the close of business on December 15, 2009.

Item 3.03. Material Modification to Rights of Security Holders.

See the description set forth under “Item 1.01. Entry Into a Material Definitive Agreement” which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: December 15, 2008

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President
and Chief Financial Officer